TEMPUR SEALY REPORTS SECOND QUARTER 2014 RESULTS

 – Reports Second Quarter GAAP EPS of $(0.04); Adjusted EPS of $0.39
 – Tempur North America Returns to Growth

LEXINGTON, KY, July 24, 2014 – Tempur Sealy International, Inc. (NYSE: TPX), the world’s largest bedding provider, today announced financial results for the second quarter ending June 30, 2014. The Company updated financial guidance for 2014.

SECOND QUARTER FINANCIAL SUMMARY

•
Earnings per diluted share (“EPS”) under U.S. generally accepted accounting principles (“GAAP”) in the second quarter of 2014 were $(0.04) compared to GAAP EPS of $(0.03) in the second quarter of 2013. The 2014 results reflect a $20.4 million loss on disposal of the Company's three U.S. innerspring component production facilities and $5.2 million of integration costs related to the acquisition of Sealy Corporation ("Sealy"). The 2013 results reflect $11.9 million of transaction and integration costs and a $4.5 million purchase price allocation ("PPA") inventory adjustment related to the Sealy acquisition as well as $8.7 million of costs related to the Company's refinancing of a portion of its senior secured credit facility.

•	Adjusted EPS were $0.39 in the second quarter of 2014 as compared to adjusted EPS of $0.36 in the second quarter of 2013.

•
GAAP net loss in the second quarter of 2014 was $2.2 million as compared to a GAAP net loss of $1.6 million for the second quarter of 2013. The Company reported adjusted net income of $24.0 million for the second quarter of 2014 as compared to adjusted net income of $22.3 million for the second quarter of 2013. For additional information regarding adjusted EPS and adjusted net income (which are non-GAAP measures), please refer to the reconciliations and other information included in the attached schedules.

•
Total net sales increased 8.2% to $715.0 million in the second quarter of 2014 from $660.6 million in the second quarter of 2013. The net sales increase was driven by higher sales in each of the Company's three business segments.

•
Gross profit margin was 37.5% as compared to 38.6% in the second quarter of 2013. The gross profit margin decreased primarily as a result of product and channel mix and unfavorable changes in foreign exchange rates, offset partially by a PPA inventory adjustment related to the Sealy acquisition recorded in the second quarter of 2013.

•
Operating income was $50.3 million as compared to $44.0 million in the second quarter of 2013. Operating income in the second quarter of 2014 included $5.2 million of integration costs and in the second quarter of 2013 included $11.9 million of transaction and integration costs related to the Sealy acquisition.

•
EBITDA for the second quarter of 2014 was $52.1 million as compared to $67.8 million for the second quarter of 2013. Adjusted EBITDA (which is a non-GAAP measure) for the second quarter of 2014 was $77.7 million as compared to $84.2 million for the second quarter of 2013.

•
The Company ended the quarter with consolidated funded debt less qualified cash of $1.7 billion. The ratio of consolidated funded debt less qualified cash to adjusted EBITDA was 4.3 times, calculated in accordance with the Company’s senior secured credit facility. For additional information regarding EBITDA, adjusted EBITDA and consolidated funded debt less qualified cash (which are non-GAAP measures) please refer to the reconciliations and other information included in the attached schedules.

Tempur Sealy International, Inc. CEO Mark Sarvary commented, "Overall our second quarter was in line with our expectations. We experienced solid sales growth in each of our business segments, with particular strength in the U.S. driven by the initial success of our new products. The investment in new products and related marketing in the first half of 2014 pressured margins but now that the products are rolled out we expect significant margin improvement for the balance of the year. We are also pleased overall with our international performance and are excited about its growth prospects, however we are seeing some weakness in Central Europe."

Business Segment Highlights

The Company’s business segments include Tempur North America, Tempur International, and Sealy. The Company’s “Bedding” product sales include mattresses, foundations, and adjustable foundations and “Other products” include pillows and various other comfort products and components.

Tempur North America net sales increased 10.1% to $237.3 million in the second quarter of 2014 from $215.5 million in the second quarter of 2013. Bedding net sales increased 12.2% to $223.9 million in the second quarter of 2014 from $199.5 million in the second quarter of 2013. Net sales of Other products decreased 16.3% to $13.4 million from $16.0 million in the second quarter of 2013.

Tempur International net sales increased 9.0% to $109.5 million in the second quarter of 2014 from $100.5 million in the second quarter of 2013. On a constant currency basis, Tempur International sales increased 5.4%. Bedding net sales increased 10.3% to $81.5 million in the second quarter of 2014 from $73.9 million in the second quarter of 2013. Net sales of Other products increased 5.3% to $28.0 million in the second quarter of 2014 from $26.6 million in the second quarter of 2013.

Sealy net sales increased 6.8% to $368.2 million in the second quarter of 2014 from $344.6 million in the second quarter of 2013. Bedding net sales increased 8.3% to $352.0 million in the second quarter of 2014 from $325.1 million in the second quarter of 2013. Net sales of Other products decreased 16.9% to $16.2 million in the second quarter of 2014 from $19.5 million in the second quarter of 2013.

Completed Transactions
During the second quarter of 2014, the Company completed the acquisition of the Sealy® brand rights in Continental Europe (excluding the UK) from its former licensee. In addition, the Company completed the sale of its three U.S. innerspring component production facilities and related equipment. In early July, the Company completed the acquisition of the Sealy® brand rights in Japan and certain assets from its former Japanese licensee. As a result of the nature and timing of these transactions, the Company anticipates very limited earnings contribution in 2014, with more significant earnings contribution in 2015 and thereafter.

Financial Guidance
The Company updated financial guidance for 2014.

The Company currently expects the following for 2014:

•	Net sales to range from $2.925 billion to $2.975 billion

•	Adjusted EBITDA to range from $410 million to $430 million

•	Adjusted EPS to range from $2.60 to $2.85 per diluted share

The Company noted its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company's control. The Company noted its adjusted EBITDA and adjusted EPS guidance does not include costs related to the disposal of the three U.S. innerspring component facilities or transaction and integration costs related to the Sealy acquisition.
Conference Call Information
Tempur Sealy International, Inc. will host a live conference call to discuss financial results today, July 24, 2014 at 5:00 p.m. Eastern Time. The dial-in number for the conference call is 800-850-2903. The dial-in number for international callers is 224-357-2399. The call is also being webcast and can be accessed on the investor relations section of the Company's website, http://www.tempursealy.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for 30 days.

Forward-looking Statements

This release contains "forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," “guidance,” "anticipates," "projects," "plans," “proposed,” "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding its four key strategic growth initiatives, expectations regarding the Company’s net sales, future revenue performance, adjusted EBITDA and adjusted EPS for 2014 and related assumptions, expectations regarding net sales growth rates, margin improvements and the impact of foreign exchange, and expectations regarding growth opportunities relating to the acquisitions of Sealy brand rights in Japan and Continental Europe. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the Company’s capital structure and increased debt level; the ability to successfully integrate Sealy into the Company’s operations and realize cost and revenue synergies and other benefits from the transaction; whether the Company will realize the anticipated benefits from its recent asset dispositions and the acquisition of brand rights in certain international markets; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in interest rates; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax proceedings; changing commodity costs; and the effect of future legislative or regulatory changes.

There are a number of risks and uncertainties that could cause the Company's actual results to differ materially from the forward-looking statements contained in this report. There are important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from those expressed as forward-looking statements in this report, including the risk factors discussed under the heading “Risk Factors” under ITEM 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2013. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements.

About the Company
Tempur Sealy International, Inc. (NYSE: TPX) is the world’s largest bedding provider. Tempur Sealy International, Inc. develops, manufactures and markets mattresses, foundations, pillows and other products. The Company’s brand portfolio includes many of the most highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy®, Sealy Posturepedic®, Optimum™ and Stearns & Foster®. World headquarters for Tempur Sealy International, Inc. is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

Investor Relations Contact:
Mark Rupe
Vice President, Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in millions, except per common share amounts)
(unaudited)

	Three Months Ended June 30			Six Months Ended June 30
	2014	2013	Chg %	2014	2013	Chg %
Net sales	$715.0	$660.6	8.2%	$1,416.9	$1,050.7	34.9%
Cost of sales	446.7	405.7		879.1	607.4
Gross profit	268.3	254.9	5.3%	537.8	443.3	21.3%
Selling and marketing expenses	155.2	139.8		298.2	226.2
General, administrative and other	69.5	76.3		139.8	135.0
Equity income in earnings of unconsolidated affiliates	(2.1)	(1.1)		(3.8)	(1.3)
Royalty income, net of royalty expense	(4.6)	(4.1)		(9.1)	(5.1)
Operating income	50.3	44.0	14.3%	112.7	88.5	27.3%

Other expense, net:
Interest expense, net	23.0	35.7		45.2	63.6
Loss on disposal of business	20.4	—		20.4	—
Other (income) expense, net	(0.5)	1.6		0.5	3.1
Total other expense	42.9	37.3		66.1	66.7

Income before income taxes	7.4	6.7	10.4%	46.6	21.8	113.8%
Income tax provision	(9.8)	(8.8)		(21.3)	(11.4)
Net (loss) income before non-controlling interest	(2.4)	(2.1)	14.3%	25.3	10.4	143.3%
Less: Net (loss) income attributable to non-controlling interest	(0.2)	(0.5)		0.1	(0.5)
Net (loss) income attributable to Tempur Sealy International, Inc.	$(2.2)	$(1.6)	37.5%	$25.2	$10.9	131.2%

(Loss) earnings per common share:
Basic	$(0.04)	$(0.03)		$0.41	$0.18
Diluted	$(0.04)	$(0.03)		$0.41	$0.18

Weighted average common shares outstanding:
Basic	60.8	60.4		60.8	60.2
Diluted	60.8	60.4		61.9	61.5

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in millions)

	June 30, 2014	December 31, 2013
ASSETS	(unaudited)

Current Assets:
Cash and cash equivalents	$121.5	$81.0
Accounts receivable, net	376.2	349.2
Inventories, net	220.0	199.2
Prepaid expenses and other current assets	54.9	53.7
Deferred income taxes	45.4	44.4
Total Current Assets	818.0	727.5
Property, plant and equipment, net	366.4	411.6
Goodwill	741.5	759.6
Other intangible assets, net	743.5	750.1
Deferred income taxes	11.0	10.9
Other non-current assets	71.5	70.2
Total Assets	$2,751.9	$2,729.9

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$235.2	$191.2
Accrued expenses and other current liabilities	205.0	208.4
Deferred income taxes	0.9	0.8
Income taxes payable	17.3	1.5
Current portion of long-term debt	52.8	39.6
Total Current Liabilities	511.2	441.5
Long-term debt	1,723.2	1,796.9
Deferred income taxes	268.4	286.1
Other non-current liabilities	81.6	75.3
Total Liabilities	2,584.4	2,599.8

Redeemable Non-Controlling Interest	11.6	11.5

Total Stockholders’ Equity	155.9	118.6
Total Liabilities, Redeemable Non-Controlling Interest and Stockholders' Equity	$2,751.9	$2,729.9

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Six Months Ended
	June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income before non-controlling interest	$25.3	$10.9
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	40.1	31.4
Amortization of stock-based compensation	5.4	8.2
Amortization of deferred financing costs	4.6	2.7
Write-off of deferred financing costs	—	4.7
Bad debt expense	3.9	(0.5)
Deferred income taxes	(17.0)	(51.6)
Equity income in earnings of unconsolidated affiliates	(3.8)	(1.3)
Non cash interest expense on convertible notes	2.5	1.3
Loss on sale of assets	—	0.2
Foreign currency adjustments and other	0.1	0.7
Loss on disposal of business	20.4	—
Changes in operating assets and liabilities, net of effect of business acquisitions	(9.1)	(18.2)
Net cash provided by (used in) operating activities	72.4	(11.5)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses, net of cash acquired	—	(1,172.9)
Proceeds from disposition of business	46.3	—
Purchases of property, plant and equipment	(16.9)	(19.3)
Other	(2.1)	2.1
Net cash provided by (used in) investing activities	27.3	(1,190.1)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from 2012 Credit Agreement	106.5	2,368.8
Repayments of 2012 Credit Agreement	(169.1)	(926.6)
Proceeds from issuance of Senior Notes	—	375.0
Proceeds from 2011 Credit Facility	—	46.5
Repayments of 2011 Credit Facility	—	(696.5)
Proceeds from exercise of stock options	3.5	5.5
Excess tax benefit from stock based compensation	1.5	3.5
Treasury shares repurchased	(2.2)	—
Payments of deferred financing costs	—	(51.9)
Other	0.2	(0.2)
Net cash (used in) provided by financing activities	(59.6)	1,124.1
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	0.4	(0.4)
Increase (decrease) in cash and cash equivalents	40.5	(77.9)
CASH AND CASH EQUIVALENTS, beginning of period	81.0	179.3
CASH AND CASH EQUIVALENTS, end of period	$121.5	$101.4

Summary of Channel Sales
The following table highlights net sales information, by channel and by segment, for the three months ended June 30, 2014 and 2013:

(in millions)	Consolidated		Tempur North America		Tempur International		Sealy
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2014	2013	2014	2013	2014	2013	2014	2013
Retail	$658.2	$602.1	$225.0	$201.7	$82.4	$78.6	$350.8	$321.8
Direct	30.6	30.3	9.7	10.6	16.0	11.4	4.9	8.3
Other	26.2	28.2	2.6	3.2	11.1	10.5	12.5	14.5
	$715.0	$660.6	$237.3	$215.5	$109.5	$100.5	$368.2	$344.6

Summary of Product Sales
The following table highlights net sales information, by product and by segment, for the three months ended June 30, 2014 and 2013:

(in millions)	Consolidated		Tempur North America		Tempur International		Sealy
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2014	2013	2014	2013	2014	2013	2014	2013
Bedding	$657.4	$598.5	$223.9	$199.5	$81.5	$73.9	$352.0	$325.1
Other products	57.6	62.1	13.4	16.0	28.0	26.6	16.2	19.5
	$715.0	$660.6	$237.3	$215.5	$109.5	$100.5	$368.2	$344.6

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(in millions, except per common share amounts)

The Company provides information regarding adjusted net income, adjusted earnings per share, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted EBITDA, consolidated funded debt and consolidated funded debt less qualified cash, which are not recognized terms under GAAP and do not purport to be alternatives to net income and earnings per share as a measure of operating performance or total debt. A reconciliation of adjusted net income and adjusted earnings per share is provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of various costs associated with the Sealy acquisition and the disposal of the three U.S. innerspring component facilities. A reconciliation of EBITDA and adjusted EBITDA to the Company’s net income and a reconciliation of total debt to consolidated funded debt and consolidated funded debt less qualified cash are also provided below. Management believes that the use of EBITDA, adjusted EBITDA, consolidated funded debt and consolidated funded debt less qualified cash also provides investors with useful information with respect to the terms of the Company’s senior secured credit facility and the Company’s compliance with key financial covenants. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

Reconciliation of GAAP net loss to adjusted net income
The following table sets forth the reconciliation of the Company’s reported GAAP net loss for the three months ended June 30, 2014 and 2013 to the calculation of adjusted net income for the three months ended June 30, 2014 and 2013:

(in millions, except per share amounts)	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013
GAAP net loss	$(2.2)	$(1.6)
Plus:
Loss on disposal of business, net of tax (1)	14.7	—
Transaction costs, net of tax (2)	—	3.7
Integration costs, net of tax (2)	3.4	4.5
Interest expense and financing costs, net of tax (3)	—	6.0
Inventory step-up, net of tax (4)	—	3.1
Adjustment of taxes to normalized rate (5)	8.1	6.6
Adjusted net income	$24.0	$22.3

(Loss) per share, diluted	$(0.04)	$(0.03)
Loss on disposal of business, net of tax (1)	0.25	—
Transaction costs, net of tax (2)	—	0.06
Integration costs, net of tax (2)	0.05	0.07
Interest expense and financing costs, net of tax (3)	—	0.10
Inventory step-up, net of tax (4)	—	0.05
Adjustment of taxes to normalized rate (5)	0.13	0.11
Adjusted earnings per share, diluted	$0.39	$0.36

Diluted shares outstanding	62.0	61.6

(1)	Loss on disposal of business represents costs associated with the disposition of the three U.S. innerspring component production facilities and related equipment.

(2)	Transaction and integration costs represents costs, including legal fees, professional fees and other charges to align the businesses related to the Sealy acquisition.

(3)
Interest expense and financing costs represents certain costs incurred related to the Sealy acquisition. This includes: interest on the Company's 6.875% Senior Notes due 2020, for the period prior to March 18, 2013 when the proceeds from the Senior Notes were held in escrow, commitments associated with financing for the closing of the Sealy acquisition, and ticking fees. Interest expense also includes the write-off of deferred financing costs.

(4)	Inventory step-up represents the reversal of the fair value adjustment associated with the Sealy acquisition.

(5)	Adjustment of taxes to normalized rate represents adjustments associated with the tax impacts of the loss on disposal of business, integration costs, and transaction costs.

Reconciliation of GAAP net loss to EBITDA and adjusted EBITDA

The following table sets forth the reconciliation of the Company’s reported GAAP net loss to the calculation of EBITDA and adjusted EBITDA for the three months ended June 30, 2014 and June 30, 2013:

(in millions)	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013
GAAP net loss	$(2.2)	$(1.6)
Interest expense	23.0	35.7
Income taxes	9.8	8.8
Depreciation & amortization	21.5	24.9
EBITDA	$52.1	$67.8

Adjustments for financial covenant purposes:
Loss on disposal of business	20.4	—
Transaction costs	—	5.4
Integration costs	5.2	6.5
Inventory step-up	—	4.5
Adjusted EBITDA	$77.7	$84.2

The following table sets forth the reconciliation of the Company's reported net income to the calculation of EBITDA and adjusted EBITDA for the twelve months ended June 30, 2014 in accordance with the Company's senior secured credit facility.

(in millions)	Twelve Months Ended June 30, 2014
Net income	$92.9
Interest expense	92.4
Income taxes	59.0
Depreciation & amortization	97.3
EBITDA	$341.6

Adjustments for financial covenant purposes:
Loss on disposal of business	20.4
Transaction costs	1.5
Integration costs	25.3
Adjusted EBITDA	$388.8

This information is presented solely for the purpose of providing information to investors regarding the Company’s compliance with certain financial covenants  in its senior secured credit facility that are based on adjusted EBITDA.

Reconciliation of total debt to consolidated funded debt less qualified cash

The following table sets forth the reconciliation of the Company’s reported total debt to the calculation of consolidated funded debt less qualified cash as of June 30, 2014. “Consolidated funded debt” and “qualified cash” are terms used in the Company’s senior secured credit facility for purposes of certain financial covenants.

(in millions)	As of June 30, 2014
Total debt	$1,776.0
Plus:
Letters of credit outstanding	17.5
Consolidated funded debt	1,793.5
Less:
Domestic qualified cash (1)	80.9
Foreign qualified cash (1)	24.4
Consolidated funded debt less qualified cash	$1,688.2

(1)
Qualified cash as defined in the credit agreement equals 100.0% of unrestricted domestic cash plus 60.0% of unrestricted foreign cash. For purposes of calculating leverage ratios, qualified cash is capped at $150.0 million.

Calculation of consolidated funded debt less qualified cash to Adjusted EBITDA

(in millions)	As of June 30, 2014
Consolidated funded debt less qualified cash	$1,688.2
Adjusted EBITDA	388.8
	4.3 times	(1)

(1)
The ratio of consolidated debt less qualified cash to adjusted EBITDA was 4.3 times, within the Company's covenant, which requires this ratio be less than 4.75 times from April 1, 2014 through June 30, 2014. For the quarter ended September 30, 2014, the covenant requires a ratio of less than 4.50 times.